 certification [Exhibit 99.906 CERT]

Kvein E. Wolf , Principal Executive Officer, and Erik Naviloff, Principal Financial Officer of Northern Lights Fund Trust II (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2025, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer		Principal Financial Officer
Northern Lights Fund Trust II		Northern Lights Fund Trust II

/s/ Kevin E. Wolf		/s/ Erik Naviloff
Kevin E. Wolf		Erik Naviloff
Date:	7/3/2025	Date:	7/3/2025

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.